Exhibit 10.41

Patent Licence Agreement

Date:  1 March 2006

Parties

1.             Bresagen Xenograft Marketing Ltd ACN 065 430 328 of 41 Victoria Parade Fitzroy Victoria, Australia 3065 (Licensor)

2.             NewLink Genetics Corporation of 2901 S Loop Drive, Suite 3900, AMES, Iowa USA 500100-8646 (Licensee)

Background

A.            The Licensor holds the legal and beneficial title in the Intellectual Property Rights subsisting in the Invention

B.            The Licensee seeks a licence to [*] the Invention in the Fields.

C.            The Licensor has agreed to grant the licence sought on the terms set out in this Agreement.

Agreed Terms

1.             Term

1.1          Initial term

This Agreement commences on the Effective Date, and unless terminated earlier in accordance with this Agreement, will continue to operate for an initial period of 8 years.  (Initial Term).

1.2          Extension of Initial Term

(a)           The parties may extend the Initial Term for a further 5 years provided that the agreement to extend (including as to amount of annual fees payable) has been reached, reduced to writing and executed by the parties at least one month prior to the expiration of the current Initial Term.

(b)           Subject to clause 1.2(a), the parties acknowledge and agree that any extension of the Term will not vary, reduce or effect the operation of the remaining provisions of this Agreement, unless otherwise agreed by the parties in writing.

2.             Licence

2.1          Grant of Licence

(a)           The Licensor grants the Licensee a non-exclusive licence to [*] using the Invention in the Fields for the Term and in the Territory with effect from the Effective Date.

(b)           For the avoidance of doubt, under the licence granted in clause 2.1(a) the Licensee may:

(i)            [*];

(ii)           [*];

but the Licensee may not without prior approval from the Licensor (which approval [*]):

(iii)          [*]; or

(iv)          [*].

2.2          Delivery and assistance in the generation of samples

The Licensor will deliver or arrange for the delivery of:

(a)           [*]; and

(b)           [*],

to the Licensee at the Licensee’s costs within a reasonable time, not to exceed [*] after the Effective Date.

2.3          Conditions of use

(a)           In the Licensee’s use of the Invention, it must do so:

(i)            efficiently, with due care and skill and to the best of its knowledge and expertise;

(ii)           in accordance with the Licensor’s policy and procedures that are provided in writing to Licensee and all reasonable written directions which the Licensor may give from time to time; and

(iii)          in compliance with all applicable laws and regulations.

(b)           The Licensee will not publish any material or make any media release in relation to this Agreement or the parties’ relationship under this Agreement without the prior written consent of the Licensor.

(c)           The Licensee must not use the Licensors name, or any trade mark or logo of the Licensor or a Related Body Corporate of the Licensor without the Licensors prior written consent.  The Licensor must not use the Licensee’s name, or any trade mark or logo of the Licensee without the Licensee’s prior written consent.

(d)           Any authorised publication or media release made by the Licensee in relation to this Agreement must acknowledge the Licensors rights in the Invention and Patent Rights and the Licensors contributions to the development of the Results.

2.4          No right to sublicense

The Licensee may not sublicense or transfer any part of its rights or obligations conferred or imposed upon it under this Agreement without the Licensors prior written consent (which may be withheld at the Licensors sole and absolute discretion).

3.             Ownership of the Results

The parties acknowledge and agree that all rights (including Intellectual Property Rights) in the Results vest in the Licensee from the date of their creation.

4.             Payment

4.1          Initial and ongoing payments

The Licensee must pay to the Licensor:

(a)           a non-refundable initial licence fee of US$[*] on the Commencement Date; and

(b)           US$[*] on each anniversary of the Effective Date for the Term.

4.2          Late payment

Without prejudice to the Licensor’s other rights, if the Licensee fails to make any payment by the due date the Licensor may:

(a)           suspend performance of its obligations under this Agreement until such time as all payments due by the Licensee are paid in full; and

(b)           charge daily interest on the amount outstanding:

(i)            calculated from the due date of payment to the date of actual payment; and

(ii)           at the interest rate which was quoted on the due date of payment (and if no rate was quoted on that day, the day on which it is next quoted) for overdrafts over $100,000 by the Australian licensed bank the Licensor mainly uses.

4.3          Other rights and obligations not affected

The exercise by the Licensor of any of its rights under clause 4.2 does not affect:

(a)           the Licensee’s obligation to pay any money due and payable; or

(b)           any other rights or remedies the Licensor may have in relation to any failure by the Licensee to pay an amount due,

under this Agreement or any other agreement between the Licensor and the Licensee.

4.4          Withholding Taxes

The Licensee is responsible for paying all taxes it becomes liable for in connection with this Agreement, including any Withholding Taxes.  Where the Licensee is unable to make any payment to the Licensor without a deduction or withholding, at the time of payment the Licensee must pay the Licensor the deducted or withheld amount so  that the net amount received by the Licensor equals the full amount payable if no such deduction or withholding had been made.  In this clause Withholding Tax means any withholding tax payable in respect of any payment paid or deemed to be paid under or in connection with this Agreement.

5.             Records, reporting and inspection

5.1          Licensee to retain records

The Licensee must maintain separate and accurate records of:

(a)           its testing of the Invention;

(b)           the Results and its development of the Results related to the use of Invention; and

(c)           payments that it makes to the Licensor under this Agreement.

5.2          Licensors right to inspect the records and premises

(a)           The Licensor may upon reasonable written notice enter the premises of the Licensee and inspect those premises and any materials or information located there that are solely related to Licensee’s use of the Invention, to verify that the Licensee is complying with this Agreement.  Such inspection may be conducted no more than once every twelve (12) months, during Licensee’s regular business hours and in such a manner as not to unreasonably interfere with Licensee’s normal business activities.   Any materials and information inspected by Licensor and the results of any such inspection shall be the Confidential Information of Licensee and subject to clause 8.

(b)           The Licensee must make the records under clause 5.1 available for inspection by the Licensor on reasonable written request from the Licensor.  Such request may be made no more than once every twelve (12) months.  All such records shall be treated as the Confidential Information of Licensee and subject to clause 8.

6.             Intellectual Property Rights protection

6.1          Licensor obligations

The Licensor may at its absolute and sole discretion and expense file, prosecute, register and maintain any Intellectual Property Rights in relation to the Invention.

6.2          Licensee obligations

(a)           The Licensee must comply, at the Licensor’s sole expense, with all reasonable directions of the Licensor in relation to the Licensor’s obligations specified in clause 6.1.

(b)           The Licensee must not at any time, register, attempt to register or use any of the Patent Rights in its own name or other name as proprietor or otherwise.

(c)           The revocation or expiry of the Patent Rights will not affect the validity of this Agreement or the obligation of the Licensee to make payments under this Agreement.

(d)           The Licensee must not challenge the Licensor’s title or right to the Patent Rights.

7.             Infringement and legal action

7.1          Licensee to notify infringing action

The Licensee must promptly notify the Licensor of any infringement or suspected infringement of the Patent Rights.

7.2          Action taken by Licensor

If the Patent Rights are infringed, the Licensor may take reasonable steps including commencing proceedings to prevent further infringement and to protect the Licensor’s interests in the Invention.  Unless the Licensor and the Licensee agree in writing, the Licensee will have no right to commence proceedings.

7.3          Claims against Licensee

If a third party commences an action against the Licensee relating to the Invention, the Licensee may defend or settle the action or claim only with prior written approval from the Licensor, such approval not to be unreasonably withheld or delayed.

7.4          Co-operation by Licensee

If the Licensor defends or starts  proceedings,  the Licensee must fully co-operate in the proceedings, at  Licensor’s sole expense, including providing documents and witnesses to give evidence in those proceedings.

8.             Confidentiality

8.1          Obligations of confidentiality

Each party (Receiving Party) receiving, possessing or otherwise acquiring Confidential Information of any other party (Disclosing Party) acknowledges that the Disclosing Party’s Confidential Information is the property of and confidential to or a trade secret of the Disclosing Party.  Subject to clause 8.2, the Receiving Party must:

(a)           keep the Disclosing Party’s Confidential Information confidential and not directly or indirectly disclose, divulge or communicate that Confidential Information to, or otherwise place that Confidential Information at the disposal of, any other person without the prior written approval of the Disclosing Party;

(b)           limit access to the Confidential Information of the Disclosing Party to only those of the Receiving Party’s employees or authorized representatives having a need to know and who have signed confidentiality agreements containing, or are otherwise bound by, confidentiality obligations at least as restrictive as those contained herein;

(c)           take all reasonable steps to secure and keep secure all Disclosing Party’s Confidential Information coming into its possession or control; and

(d)           not memorise, use, modify, reverse engineer or make copies, notes or records of the Disclosing Party’s Confidential Information for any purpose other than in connection with the performance by the Receiving Party of its obligations under this Agreement.

8.2          Exceptions

The obligations of confidentiality under clause 8.1 do not apply to any information that:

(a)           is at the time of disclosure or subsequently becomes generally available to the public (other than by reason of a breach of this Agreement);

(b)           was in the Receiving Party’s possession free of any obligation of confidence at the time it was disclosed to the Receiving Party, as can be demonstrated by written records;

(c)           was rightfully communicated to the Receiving Party free of any obligation of confidence subsequent to the time it was disclosed to the Receiving Party; or

(d)           is required to be disclosed by any applicable law, provided that the Receiving Party provides the Disclosing Party with reasonable prior written notice of such disclosure and makes a reasonable effort to obtain, or to assist the Disclosing Party in obtaining, a protective order preventing or limiting the disclosure and/or requiring that the Confidential Information so disclosed be used only for the purposes for which the law or regulation required, or for which the order was issued.

9.             Warranties and exclusions

9.1          Licensor warranties

The Licensor represents and warrants to the Licensee that on the date of this Agreement and to the Licensors actual knowledge, the following warranties are true and correct and not misleading:

(a)           it has full right, power, and authority to grant the licence in clause 2.1.

9.2          Licensee’s warranties

The Licensee represents and warrants to the Licensor that on the date of this Agreement the following warranties are true and correct and not misleading:

(a)           it has made its own commercial assessment of the Invention and the Patent Rights, the commercial value of the licence granted under this Agreement; and

(b)           it has the necessary technical expertise to use the Invention for the purposes permitted by the licence granted under clause 2.1.

9.3          Reliance on representations and warranties

The Licensee acknowledges that the Licensor has executed this Agreement and agreed to take part in the transactions contemplated by this Agreement in reliance on the representations and warranties that are made in this clause 9.

9.4          Exclusion of implied warranties

The Licensee acknowledges that it is familiar with the Invention.  Accordingly, except where prohibited by the Trade Practices Act 1974 (Cth) or other legislation, all warranties, conditions, representations and statements (whether express or implied and statutory or otherwise) regarding the condition of the Invention are excluded including those of merchantability and fitness for a particular purpose.

10.          Limitation of liability

10.1        Limitations on liability

(a)           Subject to this clause 10, except for breathes of the obligations set forth in clause 8 (Confidentiality), the Licensor is not liable to the Licensee or to any other person for:

(i)            any losses or damages of any kind caused by or resulting from any wrongful, wilful or negligent act or omission of the Licensor or a Related Body Corporate of the Licensor and any of their officers, employees, agents or contractors; or

(ii)           any indirect, incidental, special or consequential damages, including loss of profits or anticipated profits, even if notified of the possibility of that potential loss or damage.

(b)           Subject to this clause 10, except for breaches of the obligations set forth in clause 6 (Confidentiality) and clause 2 (Licence) and amounts for which Licensee is obligated to indemnify pursuant to clause 11 (Indemnity), the Licensee is not liable to the Licensor or to any other person for any indirect, incidental, special or consequential damages, including loss of profits or anticipated profits, even if notified of the possibility of that potential loss or damage.

10.2        Maximum liability

Subject to the liability limitation exceptions in clause 10.1(a) and clause 10.1(b), the maximum aggregate liability  of either party for all proven losses, damages and claims arising out of this Agreement, including liability for breach, in negligence or in tort or for any other common law or statutory action, is limited to the total payment   paid by the Licensee to the Licensor under this Agreement in the first year of the Term.

10.3        Exclusion of implied warranties

Any representation, warranty, condition or undertaking that would be implied in this Agreement by legislation, common law, equity, trade, custom or usage is excluded to the maximum extent permitted by law.

10.4        Non-excludable rights implied by statute

Nothing in this Agreement excludes, restricts or modifies any condition, warranty, right or remedy conferred on   the Licensor by the Trade Practices Act 1974 (Cth) or any other applicable Law that cannot be excluded,   restricted or modified by agreement

10.5        Liability for breach of non-excludable rights

To the fullest extent permitted by law, the liability of the Licensor for a breach of a non-excludable condition or warranty referred to in clause 10.4 is limited, at the Licensor’s option, to:

(a)           in the case of goods, any one or more of the following:

(i)            the replacement of the goods or the supply of equivalent goods;

(ii)           the repair of the goods;

(iii)          the payment of the cost of replacing the goods or of acquiring equivalent goods; or

(iv)          the payment of the cost of having the goods repaired; or

(b)           in the case of services:

(i)            the supplying of the services again; or

(ii)           the payment of the cost of having the services supplied again.

10.6        Survival of clause

Despite any other provision of this Agreement, this clause 10 survives the expiry or termination of this    Agreement.

11.          Indemnity

The Licensee must keep the Licensor indemnified against all claims and proceedings made or brought against   the Licensor by a third party and for all loss, damage and expense (including, without limitation, reasonable legal costs) the Licensor suffers or incurs (directly or indirectly) arising from:

(a)           any breach or non-performance of this Agreement by the Licensee;

(b)           any wrongful, wilful or negligent act or omission of the Licensee or any of its employees, agents or contractors;

(c)           breach of any third party rights, including Intellectual Property Rights; or

(d)           the use of the Invention, Patent Rights and Results for any purpose.

Licensor will promptly notify Licensee of any such claim.

12.          Insurance

12.1        Obligation to insure

The Licensee must effect and maintain throughout the term of this Agreement, at its own expense:

(a)           all insurances that the Licensee must effect under any legislation or required by the Licensor; and

(b)           any other insurances that a reasonable and prudent person engaged in the relevant industry would effect and maintain.

12.2        Produce policies

The Licensee must produce to the Licensor on request, copies of all current certificates of insurance confirming that each of the required policies is current.

13.          Default and termination

13.1        Mutual termination

The parties may terminate this Agreement anytime by agreement in writing, each party not to unreasonably withhold its consent for termination of this Agreement if requested by the other party.

13.2        Default notice

If an Event of Default, other than when the Licensee is insolvent or becomes insolvent, occurs in relation to the Licensee, the Licensor may give a notice (Default Notice) to the Licensee specifying the Event of Default and requiring the Licensee to remedy the default within 60 Business Days after the Default Notice is given to the Licensee.

13.3        Termination notice

If the Licensee:

(a)           receives a Default Notice and does not comply with the notice within the relevant period referred to in clause 13.2; or

(b)           receives a Default Notice on 3 occasions in any period of 12 months; or

(c)           is insolvent or become insolvent,

then the Licensor, without limiting its other rights and remedies, may terminate this Agreement by giving to the Licensee notice with immediate effect.

14.          Termination consequences

14.1        Termination of licence and handover of materials

On termination of this Agreement whether by expiry of the Term or otherwise:

(a)           all rights granted to the Licensee will terminate and all rights in and to the Invention and Patent Rights will revert to the Licensor without further action or notification by the Licensor to the Licensee or any other person;

(b)           the Licensee must hand over to the Licensor, or if directed by the Licensor destroy all samples, documents, data and computer programs concerning the Invention which are in its possession or control or made available to the Licensee by the Licensor under this Agreement;

(c)           the Receiving Party will return to the Disclosing Party or destroy all copies and embodiments of the Disclosing Party’s Confidential Information within 10 days; and

(d)           any sums payable to the Licensor immediately become due and payable.

14.2        No prejudice to other rights

A party’s exercise of any right under this clause 14 does not prejudice any right to damages or other remedy such party may have against the other party for breach of this Agreement.

14.3        Continuation

Clauses 8, 9, 10, 11, 13, 14 and 15 survive termination of this Agreement

15.          General

(a)           A party will not be liable for any failure to carry out its obligations under this Agreement where such failure is due to any cause beyond the reasonable control of that party.

(b)           This Agreement contains the entire understanding between the parties concerning the subject matter of the Agreement and supersedes all prior communications between the parties.

(c)           A failure, delay, relaxation or indulgence by a party in exercising any power or right conferred on the party by this Agreement does not operate as a waiver of the power or right.  A single or partial exercise of the power or right does not preclude a further exercise of it or the exercise of any other power or right under this Agreement.  A waiver of a breach does not operate as a waiver of any other breach.

(d)           Any illegal or invalid provision of this Agreement will be severable and all other provisions will remain in full force and effect.

(e)           The Licensee cannot assign or otherwise transfer the benefit of this Agreement without the prior written consent of the Licensor.  Notwithstanding the foregoing, the Licensee may assign this Agreement in whole, with reasonable prior written notice to the Licensor, to a successor in interest to all, or substantially all, of the assets of the Licensee whether by merger, acquisition, purchase, or otherwise.

(f)            This Agreement cannot be amended or varied except in writing signed by the parties.

(g)           This Agreement is governed by and must be construed in accordance with the laws in force in the State of Victoria, Australia.  The parties submit to the exclusive jurisdiction of the courts of that State and the Commonwealth of Australia in respect of all matters arising out of or relating to this Agreement, its performance or subject matter.

(h)           Any notice or other communication to or by a party to this Agreement must be in writing whether given by personal service, post, facsimile or email, to the other party’s contact address as specified above or as otherwise notified by other party from time to time.

(i)            If this Agreement consists of a number of signed counterparts, each is an original and all of the counterparts together constitute the same document.

(j)            Unless this Agreement expressly provides otherwise, nothing in this Agreement may be construed as creating a relationship of partnership, or principal and agent or of trustee and beneficiary.

Schedule — Dictionary

In this Agreement:

Agreement means this agreement including the recitals, any schedules and any annexures;

Business Day means a day that is not a Saturday, Sunday, public holiday or bank holiday in the State of Victoria;

Change of Control means, in relation to a body corporate, the occurrence of an event or circumstance where a person who is not presently able to do any of the following things becomes  able to do one of the following things (whether directly or indirectly or through one or more intervening persons, companies or trusts):

(a)   control the composition of more than one half of the body’s board of directors;

(b)   be in a position to cast, or control the casting of, more than one half of the maximum number of votes that might be cast at a general meeting of the members of the body; or

(c)   hold or have a beneficial interest in more than one half of the issued share capital of the body;

Commencement Date means the date of execution of this Agreement;

Confidential Information means all information belonging or relating to a party to this Agreement, whether oral, graphic, electronic, written or in any other form, that is not generally available to the public at the time of disclosure other than by reason of a breach of this Agreement or that is in fact, or should reasonably be regarded as, confidential to the party to whom it belongs or relates:

(a)   the terms of this Agreement and its subject matter, including Information submitted or disclosed by a party during negotiations, discussions and meetings relating to this Agreement;

(b)   Information that at the time of disclosure by a Disclosing Party is identified to the Receiving Party as being confidential; and

(c)   all other Information belonging or relating to a Disclosing Party, or any Related Body Corporate of that Disclosing Party, that is not generally available to the public at the  time of disclosure other than by reason of a breach of this Agreement or which the Receiving Party knows, or ought reasonably to be expected to know, is confidential to that Disclosing Party or any Related Body Corporate of that Disclosing Party;

Controller means, in relation to a person:

(a)   a receiver, receiver and manager, administrator or liquidator (whether provisional or otherwise) of that person or that person’s property; or

(b)   anyone else who (whether or not as agent for the person) is in possession, or has control, of that person’s property to enforce an Encumbrance;

Corporations Act means the Corporations Act 2001 (Cth); Effective Date means 1 March 2006;

Effective Date means 1 March 2006;

Encumbrance means:

(a)   an interest or power reserved in or over an interest in an asset, including any retention of title;

(b)   an interest or power created or arising in or over an interest in an asset under a bill of sale, mortgage, charge, lien, pledge, trust or other similar instrument, device or power; or

(c)   any other adverse right, title or interest of any nature, by way of security for the payment of a debt or the performance of any other obligation,

and includes any agreement or arrangement (whether legally binding or not) to grant or create any of the above;

Event of Default means, in relation to the Licensee, the occurrence of any one or more of the following events or circumstances:

(a)   the Licensee fails to comply with any of its obligations under this Agreement;

(b)   the Licensee is insolvent or becomes insolvent;

(c)   a Change of Control occurs in relation to the Licensee, other than with the consent of the Licensor;

(d)   a notice of deregistration of the Licensee is given;

(e)   the Licensee fails to pay by the due date any amount due and payable by it under this Agreement;

(f)    any representation, warranty or statement made or repeated by the Licensee in or in connection with this Agreement is untrue or misleading in any respect (including by omission) when so made or repeated;

(g)   the Licensee becomes unable to perform all of its obligations and take all actions contemplated under this Agreement;

(h)   a material provision of this Agreement that purports to impose an obligation on the party is or becomes Void, voidable, illegal or unenforceable or of limited effect (other than because of equitable principles or laws affecting creditor’s rights generally); or

(i)    the Licensee ceases or threatens to cease to carry on business or a substantial part of it;

Fields means:

(a)   testing of microbial vaccines; and

(b)   testing of cancer vaccines;

Intellectual Property Rights means all present and future intellectual and industrial properly rights conferred by statute, at common law or in equity and wherever existing, including:

(a)   patents, designs, copyright, rights in circuit layouts, plant breeder’s rights, trade marks, know how, brand names, domain names, inventions, product names, trade secrets and any other rights subsisting in the results of intellectual effort in any field, whether or not registered or capable of registration;

(b)   any application or right to apply for registration of any of these rights;

(c)   any registration of any of those rights or any registration of any application referred to in paragraph (b); and

(d)   all renewals and extensions of these rights;

Invention means [*], which is the invention the subject of the Patent Rights;

Patent means a patent as defined in the Patents Act 1990 (Cth) and any national or regional patent (whether under the Patent Cooperation Treaty or not), including a re-issue, renewal or extension of a patent (whether in whole or in part) and a patent of addition or a substantially similar form of protection for an invention granted by another country where the essence is that the holder of the protection gains an exclusive right to make, use and sell a product or process which is the subject of that invention;

Patent Rights means the Patent relating to the Invention as described in [*];

Related Body Corporate has the meaning given to that term in the Corporations Act;

Results means the testing results which are created or developed by or for the Licensee as a result of the Licensee’s valid use of the Invention under and in accordance with this Agreement;

Schedule means the schedule to this Agreement;

Term means the term of this Agreement as determined in accordance with clause 1; and

Territory means USA.

Executed as an agreement

Executed by Bresagen Xenograft Marketing Pty	)
Ltd ACN 065 430 328 in accordance with its internal	)
rules of constitution and governance:	)
)

Signature of authroised representative	By executing this agreement the signatory is warrants that the signatory is duly authorised to execute this agreement on behalf of Bresagen Xenograft Marketing Pty Ltd

Name and title (please print)

Executed by NewLink Genetics Corporation in		)
Accordance with its internal rules of constitution and	)
Governance by its authorised officers:	)
)
)

Signature of authorised officer	Signature of authorised officer

Name and title (please print)	Name and title (please print)